UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 24, 2019
(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
(Exact name of registrant as specified in its charter)

Washington	000-13468		91-1069248
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification Number)
incorporation or organization)

1015 Third Avenue, Seattle, Washington		98104
(Address of principal executive offices)		(Zip Code)

(206) 674-3400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EXPD	NASDAQ

Item 7.01. Regulation FD Disclosure.

The following information is included in this document as a result of Expeditors' policy regarding public disclosure of corporate information.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

Certain portions of this document, including the answers to questions 1, 2, 3, 4, 6, 7, 8, 10, 11, 12, and 13 contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, our ability to improve our efficiency, continue to make semi-annual dividend payments and return cash to shareholders through stock repurchases, grow volumes and business activity profitably, ensure that pricing is in line with marketplace and lane-specific realities, address fluctuations caused by customer collections and the timing of payments to service providers and governments, properly assess customer credit control risk, continue our capital allocation strategy, and ensure the future success in our North American market; our thinking about return on invested capital and our effective tax rate in future periods; and any significant impact to 2019 financial results related to our compensation changes.

SELECTED INQUIRIES RECEIVED THROUGH MAY 10, 2019

1.	What is driving the salaries and related costs line so much lower as a percent of net revenue? It fell around 150bp in ’18 vs. ’17. Is this lower rate sustainable?

Salaries and related costs as a percentage of net revenues was 53.2% and 54.6% in 2018 and 2017, respectively. Over the last 10 years, that percentage has ranged from a high of 55.6% in 2009 to a low of 52.1% in 2011. During the Great Recession in 2009, net revenues declined from 2008 and we implemented a “no layoff” policy to protect our most important asset - our employees. While certain short-term-minded Wall Street people did not agree with our decision at the time, we believed that we needed to be prepared for when the markets came back. The decision not to lay off people was easy for us because we have always taken a long-term view of our business and the value of retaining and developing our employees, even in hard times. We believe that when overall business volumes increased in 2010 and 2011, along with favorable buying opportunities, net revenues increased at a faster pace than they would have had we not had those employees already in place.

Throughout 2018, we added headcount to handle record volumes and business activity, but our primary focus is always to improve our efficiency by refining our processes and implementing new technologies. While we would not comment on our future financial results, we will state emphatically that improving our efficiency will always be one of our primary operating objectives.

2.
Why did the pace of buybacks slow down so significantly in the quarter? Can you provide an update on your capital allocation priorities and how we should think about capex, share repurchase and dividend growth for the remainder of 2019? Has your strategy changed at all as it relates to M&A?

Our capital allocation priorities remain the same as always: to reinvest in our business; make semi-annual dividend payments; and return cash to our shareholders through stock repurchases. With regards to M&A, we are not opposed to it, particularly technology acquisitions, which we have done in the past. At the same time, history has taught us that organic growth is superior to growth through M&A, as consolidation or acquiring companies often leads to dissatisfaction among employees and customers. We believe we can best continue to grow our business by avoiding the disruption that often comes with trying to integrate different cultures, processes, and systems.

3.	What is the right way to think about your long-term return on invested capital? Do you think anything has changed that could structurally impact that moving forward?

We believe the best way to think about return on invested capital is to look at our historical performance. Without intending to engage on the definition of “long-term,” we would point out that we have consistently paid an increasing dividend for each of the past 25 years, while repurchasing more than $4 billion in Common Stock during that time. We do not currently see anything that has structurally altered our thinking on our approach.

4.	Where do you expect your full-year tax rate to shake out for 2019?

As noted in a prior 8-K, because of our experience and expectation that additional guidance and interpretations will be issued by Federal and State tax authorities, we are not providing tax rate guidance for the remainder of 2019. We will, however, continue to report on the significant changes in our consolidated effective tax rate as we report our results in future periods. Our future effective tax rate will largely depend upon the mix of pretax earnings that are generated in our U.S. versus foreign operations, as well as any further interpretations and guidance issued on the 2017 Tax Act and other tax laws in the future.

5.	We noticed a change in the way you are reporting the eliminations/transfers between segments…is there a strategic/accounting explanation for this or did EXPD change something operationally?

As noted in our latest earnings press release and in our most recent 10-Q, in Q1 we revised the process used to record the transfer between our geographic operating segments of revenues and the directly related cost of transportation expenses for freight service transactions between Company origin and destination locations. There were no changes for services rendered at the origin, such as pick-up and delivery to port, nor for services rendered at the destination, such as customs clearance and final delivery. The change in process had no impact on reported segment net revenues or operating income nor on reported consolidated revenues or expenses. Nothing has changed operationally.

6.	How should we think about the growth in headcount relative to both gross and net revenue on a longer-term basis?

We continue to make strategic investments in people, processes, and technology so that as we hire for growth in volumes and business activity at each of our 176 districts and branch locations, we do so profitably. This includes hiring for strategic initiatives, investments and market opportunities. That has always been how we think about headcount.

7.	Can you talk about what drove the volatility in airfreight rates in the quarter and how you expect to mitigate these challenges going forward?

As we noted in our earnings press release, our air business was particularly impacted from reduced export volumes out of North Asia. That sort of supply/demand imbalance is not unusual and motivates us to work even more closely with each of our carriers and customers to ensure that current pricing is in line with marketplace and lane-specific realities at any given time.

8.
Net working capital as a percent of net revenue has risen steadily over the past decade and ended 2018 at a peak level (18.5%). How much of this trend is seasonality/timing versus a broader structural trend in the industry? If part of a broader trend, is this driven by changes in product mix or reflective of a more competitive operating environment? Are there opportunities to reduce working capital commitments, or should investors expect this rising trend to continue?

We manage our working capital at a much more granular customer- and service-provider-level by subsidiary. But for the sake of responding to your question, we will take the bait. First, we need to define “Net Working Capital,” which we believe for your calculation is current assets less current liabilities and cash and cash equivalents. Using that calculation, Net Working Capital as a percentage of net revenue over the last 10 years has ranged between a low of 10.3% at December 31, 2011 to a high of 19.1% at December 31, 2014; at December 31, 2018 it was 18.5%.

A significant portion of these fluctuations is caused by the timing of collections from customers for freight/services and duty/taxes, and timing of payment to service providers and governments. Changes in foreign exchange rates can also cause fluctuations. One broad trend we are experiencing is that large companies are requesting extended payment terms beyond our standard payment terms. This trend has increased over the last several years and, in certain cases, we have agreed to these requests for extended payment terms. While we will not speculate as to whether or not this trend will continue, we believe that we have the established credit control procedures in place to carefully assess the risk on a customer-by-customer basis, and that we have experienced relatively insignificant collection problems to date.

9.
We recognize the variables impacting the calculation of the effective tax rate. But based on 2018’s and 1Q19’s experience, is there any level of confidence in an estimated range for 2019? Is it more likely to fall closer to 2018’s rate than the initial range of 31-34%?

We would again note that we do not offer forward guidance and emphasize that our effective tax rate in future periods will largely depend on the mix of pretax earnings generated in our U.S. versus foreign operations, as well as further interpretation of, and guidance to be issued on the 2017 Tax Act and other tax laws in the future.

10.
Given your ~40 year operational track record and recent run-rate of FCF generation, is there any intent to reconsider your capital management strategy - specifically, operate at a cash-neutral position or even carry a small level of net debt?

We operate in 103 countries on six continents and regularly put cash to work around the globe on behalf of our customers. We plan to continue our capital allocation strategy of continuing to invest in our business and in new opportunities, keep paying dividends and repurchasing our Common Stock. If your question is asking whether we currently have any intent to reduce our cash balance to near zero and rely on debt and loans to cover our operating and capital needs, the answer is no.

11.
In which service category is 1) Cargo Signal and 2) Expeditors Carrier Allocation reported? Is revenue for each product reported on a gross or net revenue basis? How have these innovations been received in the marketplace, and based on experience to-date, can they be a unique source of durable share gains?

Both Cargo Signal and our Carrier Allocation are reported in the customs brokerage and other services segment, and both are reported on a gross basis because we are the principal in the transaction. We are very pleased with the uptake and the gains that each product is making at this relatively early stage of their respective life cycles.

12.
The section on Strategy changed from last year’s 10-K. The number of key initiatives was reduced from four to three, with the line “Expand market share growth and position in North America, traditionally Expeditors’ most strategic market” being eliminated. Also, the language regarding expectations for Transcon and Distribution services’ growth rates to be maintained at a higher-than-market rate was also removed. Is there anything to infer from these changes? Has the emphasis in North America or on Transcon/Distribution been reduced?

Nothing has changed with regards to Expeditors’ commitment/focus on the North American market. We believe the North American market is key to our future success simply based on the size of the market and, since we are headquartered in North America, we feel an obligation to grow our position there.

The reason this was removed is that we feel that we have executed what we set out to do and further believe that we have the processes in place to ensure future success. From an accomplishment standpoint, we are ranked number one on U.S. air exports as reported by IATA, entered value cleared through U.S. Customs, and containers shipped from the Transpacific to North America. We have not removed our focus on Transcon and Distribution and continue to grow each of these products. Generally speaking, they continue to grow faster than many of our other products. We simply removed these two services because we removed the “parent” goal of expanding the North American Market share.

To be sure, growth in the North American market share, warehouse and distribution as well as Transcon remain very important to our future. As noted above, we think we’ve implemented the processes that will allow this naturally occur without calling them out specifically.

13.	Given the shift to long-term equity compensation outlined in the proxy, could you explain the estimated impact to 1Q19 or 2019’s EBIT/EPS from the change?

As explained in our most recent proxy statement, for 2019 we are shifting a portion from cash to long-term, performance-based equity compensation for our senior-most executive management. Specifically, beginning January 1, 2019, we are reducing their allocation of the Executive Incentive Compensation Pool by 3% to invest in key personnel. Beginning July 1, 2019, we are further reducing their allocation of the Executive Incentive Compensation Pool by an amount equal to the target value of performance share unit awards (which will vest only if performance goals are achieved for Net Revenues and EPS in 2021). The intent of these actions is to further shift the balance of incentives from cash to equity, but we do not expect compensation for those executives to increase as a result. Furthermore, we do not expect there to be a significant impact to 2019 financial results because the additional equity award will be offset by the reduction in cash compensation for those senior-most executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

May 24, 2019	/s/ JEFFREY S. MUSSER
Jeffrey S. Musser, President, Chief Executive Officer and Director

May 24, 2019	/s/ BRADLEY S. POWELL
Bradley S. Powell, Senior Vice President and Chief Financial Officer